CHINA POWER EQUIPMENT, INC
INDEPENDENT DIRECTOR AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of the ___ day of ___________, 2010 and is by and between CHINA POWER EQUIPMENT, INC., a Maryland corporation (hereinafter referred to as the "Company"), and ______________ (hereinafter referred to as the "Director").

WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available to serve on the board of directors of the Company (the “Board”); and

WHEREAS, the Company believes that Director possesses the necessary qualifications and abilities to serve as a director of the Company and to perform the functions and meet the Company’s needs related to its Board; and

WHEREAS, the Board of the Company desires to appoint the Director to serve as and perform the duties of an independent director and the Director desires to be so appointed and to perform the duties required of such position in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, the parties agree as follows:

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.     DUTIES. Director will serve as a director of the Company and perform all duties of a director of the Company, including without limitation (1) attending meetings of the Board, (2) serving on one or more committees of the Board (each a “Committee”) and attending meetings of each Committee of which Director is a member, (3) using reasonable efforts to promote the business of the Company, and (4) any other customary duties of a director as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including by the Maryland Code, Corporations and Associations (the "Maryland Code"). The Company currently intends to hold one in-person regular meeting of the Board and each Committee each quarter, together with additional meetings of the Board and Committees as may be required by the business and affairs of the Company.

The Director agrees to devote as much time as is necessary to perform completely the duties of a director of the Company, including duties as a member of the Audit Committee and such other committees as the Director may hereafter be appointed to.  The Director will perform such duties in accordance with the general fiduciary duty of directors arising under the Maryland Code.

2.     TERM. The term of this Agreement shall commence as of the date of the Director’s appointment by the Board of Directors of the Company and shall continue until the Director’s removal or resignation.

3.     COMPENSATION. The Company will compensate the Director as follows:

(i) The Company shall pay the Director an annual retainer fee of RMB60,000.00 to be paid arrears in equal installments on the last day of each quarter, but for partial quarter the retainer fee paid shall be pro-rated for the number of days the Director serves as director.

(ii)  If the Director is required to travel in order to attend meetings of the Board that the Director attends in person, the Company shall reimburse the Director for reasonable travel expenses.

4.     EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business-related expenses incurred in good faith in the performance of the Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5.     CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company ("Confidential Information"). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6.     NON-COMPETE. During the term of this Agreement and for a period of twelve (12) months following the Director’s removal or resignation from the Board of Directors of the Company or any of its subsidiaries or affiliates (the "Restricted Period"), the Director shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company’s current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the "Company's Business") for the Director’s own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than two percent (2%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company’s Business on behalf of any person or entity other than the Company, its subsidiaries and affiliates.

7.     TERMINATION. With or without cause, the Company may terminate this Agreement at any time upon ten (10) days’ written notice and the Director may terminate this Agreement at any time upon thirty (30) days’ written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted here from shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

8.     AMENDMENT AND WAIVER.  No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both parties.  No waiver of any provision of this Agreement on any occasion will be deemed to constitute or will constitute a waiver of that provision on any other occasion or a waiver of any other provision of this Agreement.

9.     NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

10.     GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New York.

11.     ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

12.     MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

13.     ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.     COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

15.     ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

CHINA POWER EQUIPMENT, INC

By:

Name:  Yongxing Song
Title:  Chief Executive Officer

INDEPENDENT DIRECTOR

[Name]
[Address]